Exhibit 99.1

IDEAYA Biosciences Appoints Susan L. Kelley, M.D., an Industry Veteran in Medical Oncology and Clinical Development, to its Board of Directors

-	Dr. Susan L. Kelley was a former clinical development executive in oncology with Bayer and Bristol Myers Squibb, and led the development and regulatory approval of Nexavar®

South San Francisco, CA, February 17, 2021 – IDEAYA Biosciences, Inc. (NASDAQ: IDYA), a synthetic lethality-focused precision medicine oncology company committed to the discovery and development of targeted therapeutics, announced the appointment of Susan Kelley, M.D., to its Board of Directors.

Dr. Kelley brings over 25 years of experience in oncology drug research and development to IDEAYA. Most recently she served as Chief Medical Officer of the Multiple Myeloma Research Consortium (MMRC) where she led the strategic design and management of clinical trials in North America. Prior to the MMRC, she held positions of increasing responsibility at Bayer Healthcare Pharmaceuticals and Bayer-Schering Pharma, including Vice President, Global Clinical Development and Therapeutic Area Head – Oncology, where she led the team responsible for the development and worldwide regulatory approval of Nexavar® (sorafenib). Prior to joining Bayer, Dr. Kelley worked at Bristol-Myers Squibb in Oncology and Immunology drug development, ultimately serving as Executive Director, Oncology Clinical Research, at the Bristol-Myers Squibb Pharmaceutical Research Institute. She serves or has served as a member of the Board of Directors at multiple publicly traded companies including Deciphera Pharmaceuticals, Daré Bioscience, VBL Therapeutics Ltd, ArQule and Immune Design. Dr. Kelley received her M.D. from Duke University School of Medicine. She was a Fellow in Medical Oncology and Clinical Fellow in Medicine at Dana-Farber Cancer Institute, Harvard Medical School, and a Fellow in Medical Oncology and Pharmacology at Yale University School of Medicine, where she also served as a Clinical Assistant Professor of Medicine.

“Susan’s expertise in clinical oncology will be invaluable as we advance the Phase 1 IDE397 program in MTAP-deletion, evaluate potential Phase 2 expansion for the IDE196 / binimetinib combination, and target to select a Development Candidate for the potential first-in-class PARG Synthetic Lethality program this year,” said Yujiro S. Hata, President and Chief Executive Officer, at IDEAYA Biosciences.

“I am excited to join IDEAYA as the company advances a broad preclinical and clinical stage precision medicine oncology pipeline, including several potential first-in-class Synthetic Lethality programs with compelling biomarker hypotheses, and the kinase inhibitor IDE196, an area in which I gained clinical experience through the development of various kinase inhibitors, including Nexavar®,” said Dr. Kelley.

About IDEAYA Biosciences

IDEAYA is a synthetic lethality-focused precision medicine oncology company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics.  IDEAYA’s approach integrates capabilities in identifying and validating translational biomarkers with drug discovery to select patient populations most likely to benefit from its targeted therapies.  IDEAYA is applying its early research and drug discovery capabilities to synthetic lethality – which represents an emerging class of precision medicine targets.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to (i) the advancement of IDE397, (ii) the timing for selection of a development candidate for PARG, and (iii) the potential first-in-class and best-in-class status of programs.  Such forward-looking statements involve substantial risks and uncertainties that could cause IDEAYA’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including IDEAYA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, IDEAYA’s ability to successfully establish, protect and defend its intellectual property, the effects on IDEAYA’s business of the worldwide COVID-19 pandemic, and other matters that could affect the sufficiency of existing cash to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA’s recent Quarterly Report on Form 10-Q filed on November 12, 2020 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

Investor and Media Contact
IDEAYA Biosciences
Paul Stone
Chief Financial Officer
pstone@ideayabio.com